UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number 001-39143	84-2769895
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed by Alpine Income Property Trust, Inc. (the “Company”) in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2021, the Company, as parent guarantor, Alpine Income Property OP, LP, as borrower (the “Borrower”), and certain subsidiaries of the Company entered into a term loan credit agreement, dated as of May 21, 2021, with Truist Bank, N.A., as administrative agent, and certain other lenders named therein (the “2026 Term Loan Credit Agreement”) for a term loan in an aggregate principal amount of $60 million with a maturity of five years (the “2026 Term Loan”). Subject to certain terms and conditions set forth in the 2026 Term Loan Credit Agreement, the Borrower may request up to three incremental term loan commitments in an aggregate amount not to exceed $100 million (the “2026 Term Loan Accordion Feature”).

On April 14, 2022, the Borrower exercised a portion of the 2026 Term Loan Accordion Feature by entering into the Amendment, Increase and Joinder to the 2026 Term Loan Credit Agreement (the “2026 Term Loan Amendment”), which increased the term loan commitment under the 2026 Term Loan by $40 million to an aggregate of $100 million. Following such exercise, and subject to certain terms and conditions set forth in the 2026 Term Loan Credit Agreement, the Borrower may request additional lender commitments under the 2026 Term Loan of up to an additional $60 million.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on October 4, 2021, the Company, as parent guarantor, the Borrower, and certain subsidiaries of the Company entered into a term loan credit agreement, dated as of September 30, 2021, with KeyBank National Association, as administrative agent, and certain other lenders named therein (the “2027 Term Loan Credit Agreement”) for a term loan in an aggregate principal amount of $80 million maturing in January 2027 (the “2027 Term Loan”). Subject to certain terms and conditions set forth in the 2027 Term Loan Credit Agreement, the Borrower may request up to three incremental term loan commitments in an aggregate amount not to exceed $120 million (the “2027 Term Loan Accordion Feature”).

On April 14, 2022, the Borrower exercised a portion of the 2027 Term Loan Accordion Feature by entering into the Amendment, Increase and Joinder to the 2027 Term Loan Credit Agreement (the “2027 Term Loan Amendment”), which increased the term loan commitment under the 2027 Term Loan by $20 million to an aggregate of $100 million. Following such exercise, and subject to certain terms and conditions set forth in the 2027 Term Loan Credit Agreement, the Borrower may request additional lender commitments under the 2027 Term Loan of up to an additional $120 million.

The aggregate proceeds received of $60 million were used to pay down the Company’s revolving credit facility.

The foregoing summaries of the 2026 Term Loan Credit Agreement, 2026 Term Loan Amendment, 2027 Term Loan Credit Agreement and 2027 Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the 2026 Term Loan Credit Agreement, 2026 Term Loan Amendment, 2027 Term Loan Credit Agreement and 2027 Term Loan Amendment, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1

Credit Agreement, dated as of May 21, 2021, among Alpine Income Property, OP, LP, Alpine Income Property Trust, Inc., the other Guarantors from time to time parties thereto, Truist Bank, N.A., and certain other lenders named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 25, 2021).

10.2

Amendment, Increase and Joinder to Credit Agreement, dated as of April 14, 2022, among Alpine Income Property, OP, LP, Alpine Income Property Trust, Inc., the other Guarantors from time to time parties thereto, Truist Bank, N.A., and certain other lenders named therein.

10.3

Credit Agreement, dated as of September 30, 2021, among Alpine Income Property, OP, LP, Alpine Income Property Trust, Inc., the other Guarantors from time to time parties thereto, the Lenders from time to time parties thereto, and KeyBank National Association (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on October 21, 2021).

10.4

Amendment, Increase and Joinder to Credit Agreement, dated as of April 14, 2022, among Alpine Income Property, OP, LP, Alpine Income Property Trust, Inc., the other Guarantors from time to time parties thereto, the Lenders from time to time parties thereto, and KeyBank National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2022

Alpine Income Property Trust, Inc.

By: /s/ Matthew M. Partridge

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer)